                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement"),
is made and entered as of the       day of                           1997, by
and among JONATHAN KAGAN (hereinafter referred to as "Executive"), and COLORADO MEDTECH, INC., a Colorado corporation (hereinafter referred to as "Employer").

                              W I T N E S S E T H :

     WHEREAS, Employer desires to employ the Executive in an executive capacity with the Corporation on the terms hereinafter set forth, and the Executive desires to be so employed on such basis; and

     WHEREAS, the parties desire to establish the compensation and other benefits to be paid to the EXECUTIVE while he shall be in the employ of the Employer.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, it is agreed as follows:

                                   EMPLOYMENT

     1. TERM OF EMPLOYMENT. Employer hereby agrees to employ Executive, and Executive hereby accepts such employment by Employer, as President of Novel Biomedical, Inc., a subsidiary of Employer, for a term commencing on the date hereof (hereinafter referred to as the "Term of Employment"), and ending on December 31, 2001. The Term of Employment may be reduced by mutual agreement of the parties, in writing.

2.  DUTIES OF EMPLOYMENT.

     a. Executive shall have such responsibilities and duties as shall be determined by the Board of Directors and the Chief Executive Officer of the Employer, consistent with this Agreement and with the position of President of the Novel Biomedical subsidiary or division. The duties to be performed by Executive shall be performed in Minnesota, subject to reasonable travel requirements on behalf of Employer and subject to a maximum of 25% of each month averaged over a twelve month period. During the Term of Employment, Employer shall not make any substantial change in the duties and responsibilities of the position held by Executive and shall not require Executive to perform duties which are not commensurate with his position without Executive's prior consent.

     b. Executive shall render the services described herein diligently, using his best efforts. Executive shall not hold other employment during the Term of Employment.

     3.  COMPENSATION.

     a. During the Term of Employment, Executive shall receive base compensation ("Base Compensation") at a rate of not less than $85,000.00 per annum, payable twice monthly in accordance with Employer's normal payroll practices. Base Compensation shall be reviewed annually, and may be increased depending on Executive's performance and Employer's financial condition. Additionally, incentive stock options (the "ISOs") to purchase 100,000 shares of Employer's Common Stock shall be granted on the date hereof at an exercise price equal to the fair market value of the Common Stock on the date hereof. The ISOs shall be subject to vesting at the earlier of completion of performance criteria provided on Exhibit A, attached hereto, or at the end of five years from the date hereof.

     b. During the Term of Employment Executive shall be entitled to participate in benefits programs, including MBO-based bonuses, adopted by Employer commensurate with other executives of Employer. Employer shall not alter the bonus compensation program of Novel Biomedical through June 1997, and Executive shall not be entitled to participate in such Novel Biomedical program, provided that the financial performance of Novel Biomedical shall be adjusted to reflect Executive's employment by Employer prior to the calculation of any bonus due.

     4. BENEFITS AND PERQUISITES. Executive shall during the Term of Employment be eligible to receive all benefits and perquisites from time to time available generally to senior management and key executives of Employer, all of which shall be provided at the expense of Employer. This Agreement is not intended to and shall not be deemed to be in lieu of any rights, benefits and privileges to which Executive may be entitled as an employee of Employer under any retirement, pension, profit sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted, it being understood that Executive shall have the same rights and privileges to participate in such plans and benefits as any other employee during Executive's period of employment with Employer.

5.  RESTRICTIONS ON USE AND DISCLOSURE; NON-COMPETITION AGREEMENT.

     a. Except as required by Executive's duties to Employer as an employee, Executive shall not (during or after any period of employment) directly or indirectly use, publish, disseminate or otherwise disclose any Confidential Information without the express prior written consent of Employer. For purposes of this Agreement, "Confidential Information" shall mean all written and oral confidential or proprietary information of Employer and its affiliates, whether or not discovered or developed by Employer, and of third parties (such as suppliers, customers and consultants) who may have imparted information in confidence to Employer or its affiliates, known by Executive as a result of his employment with Employer at any time (including prior to execution of this Agreement), provided that Confidential Information shall not include any such information which is now or hereafter becomes generally known in the industries in which Employer is conducting business without the fault of Executive.

     b. Upon termination of employment with Employer for any reason, Executive shall forthwith deliver to Employer all Employer property, including without limitation, all copies of all procedural manuals, guides, customer lists, records and other documents and materials containing Confidential Information then in Executive's possession or control, whether prepared by Executive or others.

     c. Upon the execution of this Agreement, Executive shall execute a Non-Competition Agreement in the form of that attached hereto as Schedule B; provided, however, that any obligations pursuant to such Non-Competition Agreement shall automatically terminate upon the occurrence of a material breach of this Agreement by Employer, provided that Executive has given Employer notice in writing of such breach and Employer has failed to cure such breach within sixty (60) days of such written notice.

                                   TERMINATION

6.  TERMINATION ON DEATH OR DISABILITY.

     a. Employer shall have the right to terminate this Agreement on the death or Disability of Executive. For purposes of this Agreement, "Disability" shall mean the failure of Executive, due to illness, accident, or any other physical or mental incapacity, to perform his duties substantially as required hereunder for a period of any one hundred and eighty (180) consecutive days as evidenced by a certificate from a physician acceptable to Executive. If following any such termination for Disability, but prior to the expiration of the Term of Employment, Executive shall offer his services to Employer on the original terms hereof if such Disability no longer exists (as evidenced by a physician's certificate), or on terms which reasonably reflect his still existing Disability, as the case may be, and Employer fails to employ Executive on such terms, then, as of the time of any such failure, Employer shall be deemed to have terminated Executive without Cause.

     b. In the event of termination upon the death or Disability of Executive, Employer shall pay to Executive, or to his estate or personal representative, as the case may be, all arrearages of salary and expenses to the Date of Termination and a pro rata portion (based on the number of days in such fiscal year through the Date of Termination) of any incentive bonus which would have been payable to Executive for such year pursuant to Section 3(b) hereof. In the event of the termination of this Agreement by Employer for Disability, Employer shall continue to provide (at no cost to Executive except to the extent, if any, to which Executive is then paying for the same) for the balance of the Term of Employment, all health, disability and life insurance benefits that Executive was receiving at the Date of Termination.

     7.  TERMINATION FOR CAUSE.

     a. Employer shall have the right to terminate Executive's employment hereunder at any time and with immediate effect for Cause. For all purposes of this Agreement, Executive's employment shall be deemed terminated for "Cause" only if it is terminated by Employer for:

          i. misappropriation of corporate funds by Executive or with Executive's knowledge or direct involvement;

          ii. conviction of, or plea of guilty or NOLO CONTENDERE to, a felony involving fraud, embezzlement, theft or dishonesty or other criminal conduct by Executive; or

          iii. gross and willful misconduct by Executive, PROVIDED, however, that no discharge shall be deemed for Cause under this clause (iii) unless Executive shall have first received written notice from the Board of Directors of Employer advising Executive of the specific acts or omissions alleged to constitute such gross and willful misconduct, and such misconduct continues uncured by Executive for a period of sixty (60) days.

          iv. a material breach by Executive of the terms of this Agreement and a failure by Executive to cure such breach within sixty (60) days after receiving written notice from the Board of Directors of Employer advising Executive of the action allegedly resulting in the material breach.

     b. Notwithstanding any of the foregoing, "Cause" shall not include the breach of any representation or warranty by Executive under the Agreement and Plan of Reorganization between Executive and Employer, dated December 10, 1996, or an innocent ommission or error made by Executive thereunder.

     c. If Executive's employment hereunder is terminated for Cause: (i) Executive shall be entitled to payment of all arrearages of salary and expenses to the Date of Termination, but (ii) Executive shall not be eligible to receive, and Employer shall have no further obligation to make, from and after the Date of Termination, any further payments or benefits pursuant to this Agreement arising out of or in connection with Executive's employment hereunder.

     8. TERMINATION WITHOUT CAUSE. Employer shall have the right to terminate Executive's employment hereunder for any reason other than Cause, provided that Employer shall pay to

Executive: (i) an amount (payable in equal semi-monthly installments) equal to the monthly amount of Base Compensation received by Executive over one year, and (ii) the amount of any benefits accrued to the date of termination.

9. NOTICE OF TERMINATION. Any purported termination of Executive's employment hereunder, either by Employer or by Executive, shall be communicated by a written Notice of Termination to the other party hereto (except in the case of termination upon the death of Executive in which event the Date of Termination shall be the date of death). Such notice shall indicate the specific termination provision in this Agreement which is relied upon, recite the facts and circumstances claimed to provide the basis for such termination and specify the effective date of such termination (the "Date of Termination"). If within thirty (30) days from the date of the Notice of Termination the party receiving such notice notifies the other party that a dispute exists concerning such termination, the Date of Termination shall be the date on which the dispute is finally resolved. The Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute by entering immediately into binding arbitration under the terms attached hereto as Schedule C. Notwithstanding the pendency of any such dispute, and provided that Executive stands ready to provide the services hereunder, Employer will continue to pay the Employee his full Base Compensation in effect as of the date of the Notice of Termination and continue the Employee as a participant in all compensation, benefit and insurance plans in which he was participating at such date, until the dispute is finally resolved.

                                  MISCELLANEOUS

     10. INDEMNITY. Employer shall indemnify Executive and hold him harmless from and against any liability, cost or expense which he may incur as an employee or officer of Employer in a manner at least as beneficial to Executive as is now provided in accordance with the provisions of the Articles of Incorporation and Bylaws of Employer in effect on the date prior to the date hereof.

     11. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon Employer, its successors and assigns, and any person, partnership, company or corporation which may acquire substantially all of Employer's assets or business or with or into which Employer may be liquidated, consolidated, merged or otherwise combined, and shall inure to the benefit of and be binding upon Executive, his heirs, executors, administrators, and personal representatives.

     12.  INJUNCTIVE RELIEF.  Executive acknowledges that any breach of
Section 5 hereof would entail irreparable injury to Employer and that in addition to Employer's other remedies Employer shall be entitled to injunctive and other equitable relief to prevent any such breach, actual, intended or likely.

     13. SEVERABILITY. If any one or more of the terms, provisions covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     14. NOTICES. Any notice, demand or other communication given by the parties under this Agreement shall be in writing (i) delivered personally,
(ii) delivered by a reputable overnight delivery service, or (iii) sent by certified mail, return receipt requested to the address of the parties set forth beneath their signatures to this Agreement. Notices so sent by mail shall be deemed delivered on the date and at the time indicated on the duly completed Postal Service return receipt.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

16. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties have made no agreement, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

     17. AMENDMENT. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be considered an original.

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the day first above written.

COLORADO MEDTECH, INC.



By:
    -----------------------------------
    John V. Atanasoff II, President
Address:    6175 Longbow Drive
            Boulder, CO 80301

-----------------------------------
Jonathan Kagan
Address:    200 Homedale Road
            Hopkins, MN  55343

                                   SCHEDULE A
                            ISO PERFORMANCE CRITERIA



JONATHAN KAGAN 100,000 SHARE INCENTIVE STOCK OPTION VESTING SCHEDULE


Options will vest at the earlier of:

     A.)  5 years from February 21, 1997, or

     B.) The % of annual MBO achievement times the options listed in the following table:


              OPTIONS                   MBO PERIOD ENDED
              -------                   ----------------

              10,000                    6/30/97

              30,000                    6/30/98

              30,000                    6/30/99

              30,000                    6/30/2000

              *                         6/30/2001

     *  Balance of options not previously vested.

                                   SCHEDULE B
                            NON-COMPETITION AGREEMENT


     THIS AGREEMENT is made as of this 21st day of February, 1997 between Colorado MEDtech, Inc., a Colorado corporation (the "Company") and Jonathan Kagan ("Employee").

     WHEREAS, Employee has sold his interest in Novel Biomedical, Inc. to the Company and has agreed to become an employee of the Company, and will be a key, valued executive employee of the Company, and, as such, will be in a position to damage the business of the Company by engaging in competing activiies; and

     WHEREAS, the Company wishes to protect itself from competitive activities of Employee which would injure its business;

     NOW, THEREFORE, in consideration of the employment offered to Employee, the promises and mutual covenants and agreements herein set forth, and for other good and valuable consideration, including future compensation, the parties hereby agree as follows:

     1. (a) Employee agrees that he possesses the knowledge, skills and reputation in the industry in which the Company's subsidiary, Novel Biomedical, Inc., operates which are of material importance to the Company, and which are special and unique. Employee acknowledges that his services cannot readily be replaced and that the loss of his services, or the use of his services by a competitor, may cause harm to the Company. Therefore, Employee agrees that during the period commencing with the date hereof and ending two (2) years after his employment with the Company is terminated for "Cause", as defined in Section 7 of the Employment Agreement between the Company and Employee dated of even date herewith (the "Employment Agreement"), or one (1) year after his employment with the Company is terminated for any other reason, including the expiration of his Employment Agreement with the Company, he will not, knowingly, directly or indirectly, as a principal, officer, director, shareholder (other than as a holder of 5% or less of a publicly traded corporation's capital stock), partner, employee, or in any other capacity whatsoever, engage in, be or become associated with, or advise or assist any business, firm, partnership, individual, corporation, or any other entity which competes with, or which, on the date of termination, has a significant active program in place to compete with, any business engaged in by the Company or any subsidiary of the Company in the field of contract development or OEM manufacturing of medical devices for diagostics or therapeutics on which the Employee worked during his employment; provided, however, that Employee also agrees not to compete with the Company in relation to any product or device the Company is actively pursuing at the time of Employee's termination, anywhere in the United States of America. The parties recognize that, notwithstanding the foregoing restriction, Employee may have investment, employment or consulting opportunities with other companies in the medical device field which do not compete with the business of the Company and which would not necessarily violate the terms of this Paragraph 1.

         (b) Any and all obligations under this Agreement shall automatically terminate and become of no further force or effect upon the occurrence of a material breach of the

Employment Agreement by the Company, as provided in the Employment Agreement.

         (c) It is agreed that Employee's services are unique, and that any breach or threatened breach by Employee of any provisions of this Paragraph 1 may not be remedied solely by damages. Accordingly, in the event of a breach or threatened breach by Employee of any of the provisions of this paragraph 1, the Company may be entitled to injunctive relief, restraining Employee and any business, firm, partnership, individual, corporation, or entity participating in such breach or attempted breach, from engaging in any activity which would constitute a breach of this Paragraph 1. Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including but not limited to, the recovery of damages.

     2. Any waiver of any of the terms and conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions, or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof.

     3. Any and all notices referred to herein shall be sufficient if furnished in writing, sent by registered or certified mail, return receipt requested, or via a reputable overnight delivery service, to Employee at his address as shall be furnished to the Company in writing, and to the Company at its principal office in Boulder, Colorado.

     4. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     5. No modification or changes in this Agreement shall be valid unless such modification or changes are in writing and signed by all parties hereto.

     6. The invalidity or unenforceability of any provision in this Agreement shall not affect the other provisions hereof. This Agreement shall be construed as though such invalid or unenforceable provisions were omitted.

     7. This Agreement may not be assigned by either party hereto without the prior written approval of the other party.

     8. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration pursuant to the rules established by Schedule C attached to Employee's Employment Agreement of even date herewith.

     9. As used herein, any reference to the masculine shall include, if appropriate, the feminine.

     IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the date and year first above written.


                                       COLORADO MEDTECH, INC.

                                       By  JOHN V. ATANASOFF II
                                         -------------------------------------
                                         John V. Atanasoff II, President


                                       EMPLOYEE:

                                           JONATHAN KAGAN
                                       ---------------------------------------
                                       Jonathan Kagan

                                   SCHEDULE C
                                   ARBITRATION

Except as provided below, any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the parties shall be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbitrator through any professional arbitration provider (the "Service") who can provide a former judge to conduct such arbitration. The arbitrator shall be selected by the Service on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbitrator shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Minneapolis, Minnesota. The arbitrator shall be bound by the laws of the State of Colorado applicable to the issues involved in the arbitration and all Colorado rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All discovery shall be completed in accordance with the time limitations prescribed in the Colorado rules of civil procedure, unless otherwise agreed by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator shall have the power to grant equitable relief where applicable under Colorado law, and shall be entitled to make an award of punitive damages when applicable under Colorado law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect trademarks, tradenames, copyrights, patents, trade secrets or other intellectual property or proprietary information or to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other party or parties its attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.